Exhibit 10.2

AMENDMENT NO. 1 TO SCIENTIFIC ADVISORY BOARD AGREEMENT

THIS AMENDMENT NO. 1 TO SCIENTIFIC ADVISORY BOARD AGREEMENT (the “Amendment”), is dated as of September 21, 2016, by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (with its subsidiaries, the “Company”), and Barry Buckland, Ph.D. (the “Advisor”). This Amendment amends that certain Scientific Advisory Board Agreement, dated as of September 14, 2014, by and between the Company and the Advisor (the “SAB Agreement”). Capitalized words used but not otherwise defined herein shall have the meanings ascribed to such terms in the SAB Agreement.

Company and Advisor desire to amend the terms of the SAB Agreement to extend the term for an additional year. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Pursuant to the terms of the SAB Agreement, the Term (as defined in Section 4(a) of the SAB Agreement) is hereby extended until September 14, 2017.

2.	Except as explicitly set forth herein, the terms and conditions of the Agreement remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

Enumeral Biomedical Holdings, Inc.

By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

ADVISOR

/s/ Barry Buckland, Ph.D.
Name: Barry Buckland, Ph.D.